UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2008

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 27, 2008, M/I Homes, Inc. (the “Registrant”) entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement dated October 6, 2006 (the “Credit Facility”) among the Registrant, as Borrower, the Lenders (as defined in the Second Amended and Restated Credit Agreement) party thereto and JPMorgan Chase Bank, N.A., as Agent for the Lenders (the “Second Amended and Restated Credit Agreement”). Among other things, the Second Amendment amends the Second Amended and Restated Credit Agreement in the following respects:

1.	reduces the Aggregate Commitment from $500,000,000 to $250,000,000;

2.
changes the Registrant’s interest coverage ratio covenant which is consolidated EBITDA, as defined therein, to consolidated interest incurred (the “Interest Coverage Ratio” or “ICR”) requirements from an event of default to one that reduces maximum permitted Leverage Ratio when the ICR falls below 1.5x during the commitment period and adds an additional minimum requirement for Adjusted Cash Flow from Operations;

3.	redefines Consolidated Minimum Tangible Net Worth (“CTNW”) as $400 million less Deferred Tax Asset Valuation allowance;

4.	changed certain borrowing base calculations and reduced borrowing base land limitation;

5.	increases the extension of credit in connection with the sale of land ;

6.	reduced permitted secured indebtedness to $25 million;

7.	prohibits the early pre-payment of Senior Notes; and

8.	increases pricing provisions.

The balance outstanding under the Credit Facility at March 31, 2008 was $42 million.

The foregoing summary is qualified in its entirety by reference to the Second Amendment which governs the Credit Facility and is filed as Exhibit 10.1 to this Form 8-K.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Documents
10.1	Second Amendment To Second Amended and Restated Credit Agreement dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2008

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description of Documents
10.1	Second Amendment To Second Amended and Restated Credit Agreement dated March 27, 2008.